Exhibit 10.21

EQUITY EXCHANGE AGREEMENT

This Agreement has been made and entered into as of this 26th day of January, 2015, by and among Texas Wyoming Drilling, Inc., a Delaware corporation having its principal business address at 1000 N Greenvalley Parkway, Suite 440-517, Las Vegas, NV 89147, Drone USA, LLC with its corporate business address at 140 Broadway, Suite 4614 New York, NY (“DUSA”), the members of DUSA that represent 100% of the issued and outstanding equity membership interests of DUSA as specifically set forth on Exhibit A attached hereto (collectively, jointly and severally "Members") and Margaret Cadena in her individual capacity as a holder of 150 shares of the issued and outstanding shares of TWDL’s “Super Preferred Stock” (the “Preferred Stock”) and as Chief Executive Officer on behalf of TWDL.

RECITALS

A.           The Members and Shareholders and the respective Boards of Managers and Directors of each of Drone USA, LLC and Texas Wyoming Drilling, Inc., as well as Margaret Cadena, individually, have approved and declared it advisable to effect a share for membership interest exchange (the "Exchange") pursuant to which TWDL will acquire all of the issued and outstanding membership interests of DUSA (the “Membership Interests”) from the members of DUSA in exchange for, collectively, 440,425,388 shares of common stock (or approximately 90% of the issued and outstanding shares on a post reverse split, post merger basis) and 150 shares of the “super preferred stock” of TWDL (100% or all of the issued and outstanding preferred shares).

B.           The Members, the Board of Directors of TWDL and Board of Managers of DUSA have determined that the exchange is in furtherance of and consistent with their respective long-term business strategies and is fair to and in the best interests of their respective securities holders.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Article I

The Exchange

SECTION 1.1           The Exchange. Upon the terms and subject to the conditions set forth in this Agreement, at the Closing, the Members shall sell, convey, assign, transfer and deliver to TWDL, free and clear of all Liens, and TWDL shall purchase, all right, title and interest in and to all of such Members’ Membership Interests, free and clear of all liens, security interests, charges, encumbrances and rights of others. In consideration for the Membership Interests so acquired by TWDL, TWDL shall issue and deliver the agreed shares of TWDL common stock (“TWDL Common Stock”) and Cadena shall transfer all of the Super Preferred Shares (via delivery of certificates duly endorsed and notarized or with medallion guarantee affixed) to the Members, on a pro rata basis in exchange for the Membership Interests transferred to TWDL pursuant to this Agreement, as soon as practicable following the satisfaction or permissible waiver of the conditions set forth in Article 5.

SECTION 1.2           Closing. Subject to the terms and conditions of this Agreement, the closing of the Exchange and the consummation of the other transactions contemplated hereby (the "Closing") shall take place at the offices of Davisson & Associates, PA, 3649 Brunswick Avenue North, Minneapolis, MN 55422 on May 25, 2016, 8:00 a.m. Central Standard Time (or at such other date, time and place as the parties hereto may agree).

SECTION 1.3           Effective Time. On the date of Closing, the Members shall deliver to TWDL, membership interest certificates or other duly executed documents of transfer (the "Transfer Certificates") representing the Membership Interests duly endorsed in blank or accompanied by stock powers endorsed in blank; . Cadena shall deliver the certificate representing the 150 shares of Super Preferred Stock duly endorsed in blank; and TWDL shall deliver the newly issued share certificates for TWDL Common Stock

Article II

REPRESENTATIONS AND WARRANTIES OF DRONE USA, LLC

The Members and managers of DUSA, collectively, jointly and severally, represent, warrant and covenant to TWDL as follows and acknowledge that TWDL is relying upon such representations and warranties in connection with the Contemplated Transactions (as hereinafter defined):

SECTION 2.1           Capitalization. The outstanding and issued membership interests of DUSA consist of 100% of the financial and governance rights which are owned by the Members as specifically set forth on Exhibit A attached hereto. DUSA does not and, at the Closing, DUSA will not, have outstanding any membership interests or other securities or any rights, warrants or options to acquire securities of DUSA or any convertible or exchangeable securities and, other than TWDL pursuant to this Agreement, no person has or, at Closing will have, any right to purchase or otherwise acquire any securities of DUSA. There are, and at Closing there will be, no outstanding obligations of DUSA to repurchase, redeem or otherwise acquire any securities of DUSA. All of the Transferred Membership Interests are, and at Closing will be, duly authorized, duly and validly issued, fully paid and non-assessable, and none were issued in violation of any pre-emptive rights, rights of first refusal or any other contractual or legal restrictions of any kind.

SECTION 2.2           Title to the Membership Interests. The Members are the beneficial owners and hold good and valid title to the Transferred Membership Interests free and clear of any Lien. Upon consummation of the Contemplated Transactions and the satisfaction of the conditions to Closing set forth herein, TWDL will own all of the issued and outstanding membership interests of DUSA, free and clear of any Lien. At the Closing, the Members will deliver the Transferred Membership Interests free and clear of any Lien.

SECTION 2.3           Authority Relative to this Agreement. DUSA and each Member has full power, capacity and authority to execute and deliver each Transaction Document to which it is or, at Closing, will be, a party and to consummate the transactions contemplated hereby and thereby (the "Contemplated Transactions"). The execution, delivery and performance by each Member and DUSA of each Transaction Document and the consummation of the Contemplated Transactions to which DUSA or the Members, are, or at Closing, will be, a party will have been duly and validly authorized by each Member and DUSA, respectively, and no other acts by or on behalf of either the Members or DUSA will be necessary or required to authorize the execution, delivery and performance by the Members and DUSA of each Transaction Document and the consummation of the Contemplated Transactions to which it is or, at Closing, will be, a party. This Agreement and the other Transaction Documents to which the Members and/or DUSA is a party have been duly and validly executed and delivered by the Members and DUSA and (assuming the valid execution and delivery thereof by the other parties thereto) will constitute the legal, valid and binding agreements of each Member and DUSA enforceable against the Members and DUSA in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable bankruptcy and other similar Laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

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SECTION 2.4           No Conflicts; Consents. The execution, delivery and performance by each Member and DUSA of each Transaction Document to which it is a party and the consummation of the Contemplated Transactions to which the Members and/or DUSA are a party, will not: (i) violate any provision of the articles or organization, member control agreement or operating agreement of DUSA; (ii) require DUSA or any Member to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person, except as set forth on Schedule 2.4 (the "DUSA Required Consents"); (iii) violate, conflict with or result in a breach or default under (with or without the giving of notice or the passage of time or both), or permit the suspension or termination of, any material Contract (including any Real Property Lease) to which DUSA is a party or by which it or any of its assets is bound or subject, or to the best of the Members’ and DUSA’s knowledge and information result in the creation of any Lien upon any of the Transferred Membership Interests or upon any of the Assets of DUSA; (iv) violate any Order, any Law, of any Governmental Body against, or binding upon, any Member or DUSA or upon any of their respective assets or the Business; or (v) violate or result in the revocation or suspension of any Permit.

SECTION 2.5           Corporate Existence and Power. DUSA is a company duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite powers, authority and all Permits required to own and/or operate its Assets and to carry on the Business as conducted as of the date hereof. DUSA has no subsidiaries and does not directly or indirectly own any equity or other interest or investment in any other person except for its interest in Howco Distributing Co., Inc., an Oregon corporation (“HOWCO”) and Soluções Tecnológicas BRVant (“BRVant”).

SECTION 2.6           Charter Documents and Corporate Records. DUSA has heretofore delivered to TWDL true and complete copies of the certificate of organization and other organizational documents, or comparable instruments, of DUSA as in effect on the date hereof. The membership interest transfer books of DUSA have been made available to TWDL for its inspection and are true and complete in all respects in accordance with their tenor.

SECTION 2.7           Financial Statements.

(a)        All financial, business and accounting books, ledgers, accounts and official and other records relating to DUSA have been properly and accurately kept and completed, and DUSA has no knowledge, notice belief or information there are any material inaccuracies or discrepancies contained or reflected therein.

SECTION 2.8           Liabilities. DUSA has not incurred any Liabilities since its most recent balance sheet (the "Latest Balance Sheet Date") except (i) current Liabilities for trade or business obligations incurred in connection with the purchase of goods or services in the ordinary course of the Business and consistent with past practice, and (ii) Liabilities reflected on any balance sheet referred to in Section 2.7(a).

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SECTION 2.9           DUSA Receivables. Except to the extent of the amount of the allowance for doubtful accounts reflected in the Annual Statements, all the Receivables of DUSA reflected therein, and all Receivables that have arisen since the Latest Balance Sheet Date (except Receivables that have been collected since such date), are valid and enforceable Claims subject to no known deficiencies, offsets, returns, allowances or credits of any kind, and constitute bona fide Receivables collectible in the ordinary course of the Business except as enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar laws or principles of equity affecting the enforcement of creditors rights generally.

SECTION 2.10         Absence of Certain Changes. (a)(a) Since it Latest Balance Sheet Date, DUSA has conducted the Business in the ordinary course consistent with past practice, except as disclosed on Schedule 2.10 hereof, and there has not been:

(i)         Any material adverse change in the Condition of the Business;

(ii)        Any damage, destruction or other casualty loss (whether or not covered by insurance), condemnation or other taking affecting the Business or the Assets of DUSA;

(iii)       Any change in any method of accounting or accounting practice by DUSA;

(iv)       Except for the employment agreements with the two officers of HOWCO that are a requirement of the asset sale by and between DUSA and HOWCO; potential employment agreements between DUSA and BRVant that DUSA is taking over as a result of the acquisition by DUSA of BRVant’s operations; and except for normal increases granted in the ordinary course of business, any increase in the compensation, commission, bonus or other direct or indirect remuneration paid, payable or to become payable to any officer, member, director, consultant, agent or employee of DUSA, or any alteration in the benefits payable or provided to any thereof;

(v)        Any material adverse change in the relationship of DUSA with its employees, customers, suppliers or vendors;

(vi)       Except for the asset sale by and between DUSA and HOWCO, DUSA and BRVant, and except for any changes made in the ordinary course of Business, any material change in any of DUSA's business policies, including advertising, marketing, selling, pricing, purchasing, personnel, returns or budget policies;

(vii)      Any agreement or arrangement whether written or oral to do any of the foregoing.

(viii)     DUSA has no Liability that is past due.

SECTION 2.11         Leased Real Property. (a)(a) DUSA has no fee interest, purchase options or rights of first refusal in any real property and DUSA has no leasehold or other interest in any real property, except as set forth on Schedule 2.11 (the "Leased Real Property"), and all leases including all amendments, modifications, extensions, renewals and/or supplements thereto (collectively, "Real Property Leases") are described on Schedule 2.11.

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SECTION 2.12         Personal Property; Assets. DUSA has good and valid title to (or valid leasehold interest in) all of its personal property and Assets, free and clear of all Liens, except the Permitted Liens and as indicated on Schedule 2.12. The machinery, equipment, computer software and other tangible personal property constituting part of the Assets and all other Assets (whether owned or leased) are in good condition and repair (subject to normal wear and tear) and are reasonably sufficient and adequate in quantity and quality for the operation of the Business as previously and presently conducted. Schedule 2.12 contains a list and description of all tangible personal property owned or leased by DUSA with a book value (before depreciation) of $10,000 or more. The Assets constitute all of the assets, which are necessary to operate the Business of Intent21 as currently conducted.

SECTION 2.13         Contracts. (a)(a) Schedule 2.13 sets forth an accurate and complete list of all Contracts to which DUSA is a party or by which it or its Assets are bound or subject that: (i) cannot be cancelled upon 30 days' notice without the payment or penalty of less than One Thousand Dollars ($1,000); or (ii) involve aggregate annual future payments by or to any person of more than Five Thousand Dollars ($5,000). True and complete copies of all written Contracts (including all amendments thereto and waivers in respect thereof) and summaries of the material provisions of all oral Contracts so listed have been made available to TWDL.

(b)        All Contracts to which DUSA is a party are valid, subsisting, in full force and effect and binding upon DUSA and the other parties thereto, in accordance with their terms, except that no representation or warranty is given as to the enforceability of any oral Contracts. To the best of the Members’ knowledge and belief, except as set forth on Schedule 2.13, DUSA is not in default (or alleged default) under any such Contract.

SECTION 2.14         Patents and Intellectual Property Rights. DUSA does not own any patents, trademarks, trade names, service marks, brand marks, brand names, or registered copyrights (collectively, the "Intellectual Property") except those associated with its name and certain Intellectual Property that was part of the asset purchases with HOWCO and BRVant.

SECTION 2.15         Claims and Proceedings. There are no outstanding Orders of any Governmental Body against or involving DUSA, its Assets, the Business, or the Transferred Membership Interests. There are no actions, suits, claims or counterclaims, examinations, DUSA Required Consents or legal, administrative, governmental or arbitral proceedings or investigations (collectively, "Claims") (whether or not the defence thereof or Liabilities in respect thereof are covered by insurance), pending or against or involving DUSA, its Assets, the Business or the Transferred Membership Interests.

SECTION 2.16         Taxes. (a)(a) Except as set forth in Schedule 2.16:

(i)          DUSA has timely filed or, if not yet due but due before Closing, will timely file all Tax Returns required to be filed by it for all taxable periods ending on or before the date of Closing and all such Tax Returns are or, if not yet filed, will be, upon filing, true, correct and complete in all material respects;

(ii)         DUSA has paid, or if payment is not yet due but due before Closing, will promptly pay when due to each appropriate Tax Authority, all Taxes of DUSA shown as due on the Tax Returns required to be filed by it for all taxable periods ending on or before the date of Closing;

(iii)        the accruals for Taxes currently payable as well as for deferred Taxes shown on the financial statements of DUSA as of the date of the Annual Statement or the date of any financial statements delivered hereunder: (A) adequately provide for all contingent Tax Liabilities of DUSA as of the date thereof; and (B) accurately reflect, as of the date thereof, all unpaid Taxes of DUSA whether or not disputed, in each case as required to be reflected thereon in order for such statements to be in accordance with USGAAP;

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(iv)        no extension of time has been requested or granted for DUSA to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid and Intent21 has not granted a power of attorney that remains outstanding with regard to any Tax matter;

(v)         DUSA has not received notice of a determination by a Tax Authority that Taxes are currently owed by DUSA (such determination to be referred to as a "Tax Deficiency") and, to the Members' knowledge, no Tax Deficiency is proposed or threatened;

(vi)        all Tax Deficiencies have been paid or finally settled and all amounts determined by settlement to be owed have been paid;

(vii)       there are no Tax Liens on or pending against DUSA or any of the Assets, other than those which constitute Permitted Liens;

(viii)      there are no presently outstanding waivers or extensions or requests for a waiver or extension of the time within which a Tax Deficiency may be asserted or assessed;

(ix)         no issue has been raised in any examination, investigation, DUSA Required Consents, suit, action, claim or proceeding relating to Taxes (a "Tax Intent21 Required Consents") which, by application of similar principles to any past, present or future period, would result in a Tax Deficiency for such period;

(x)          there are no pending or threatened Tax Audits of DUSA;

(xi)         DUSA has no deferred intercompany gains or losses that have not been fully taken into income for income Tax purposes;

(xii)        there are no transfer or other taxes (other than income taxes) imposed by any state on DUSA by virtue of the Contemplated Transactions; and

(xiii)       no claim has been made by any Tax Authority that DUSA is subject to Tax in a jurisdiction in which DUSA is not then paying Tax of the type asserted.

(b)          To the Members’ knowledge, DUSA has collected and remitted to the appropriate Tax Authority all sales and use or similar Taxes required to be collected on or prior to the date of Closing and has been furnished properly completed exemption certificates for all exempt transactions and has no information otherwise or notice of any claim by any government or jurisdiction with regards thereto. DUSA has maintained and has in its possession all records, supporting documents and exemption certificates required by applicable sales and use Tax statutes and regulations to be retained in connection with the collection and remittance of sales and use Taxes for all periods up to and including the date of Closing. With respect to sales made by DUSA prior to the date of Closing for which sales and use Taxes are not yet due as of the date of Closing, all applicable sales and use Taxes payable with respect to such sales will have been collected or billed by DUSA and will be included in the Assets of DUSA as of the date of Closing.

SECTION 2.17         Compliance with Laws. DUSA is not in violation of any order, judgment, injunction, award, citation, decree, consent decree or writ (collectively, "Orders") nor is DUSA in violation of any Laws of any Governmental Bodies affecting DUSA, the Transferred Membership Interests or the Business.

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SECTION 2.18         Permits. DUSA has obtained all licenses, permits, certificates, certificates of occupancy, orders, authorizations and approvals (collectively, "Permits"), and has made all required registrations and filings with all Governmental Bodies, that are necessary to the ownership of the Assets, the use and occupancy of the Leased Real Property, as presently used and operated, and the conduct of the Business or otherwise required to be obtained by DUSA. All Permits required to be obtained or maintained by DUSA are listed on Schedule 2.18 and are in full force and effect; no violations are or have been recorded, nor have any notices or violations thereof been received, in respect of any Permit; and no proceeding is pending or threatened to revoke or limit any Permit; and the consummation of the Contemplated Transactions will not (or with the giving of notice or the passage of time or both will not) cause any Permit to be revoked or limited.

SECTION 2.19         Environmental Matters. DUSA is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law.

SECTION 2.20         Finders Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of DUSA who might be entitled to any fee or commission from DUSA in connection with the consummation of the Contemplated Transactions.

SECTION 2.21         Disclosure. Neither this Agreement, the Schedules hereto, nor any reviewed or unaudited financial statements, documents or certificates furnished or to be furnished to TWDL by or on behalf of DUSA or the Members pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There are no events, transactions or other facts, which, either individually or in the aggregate, may give rise to circumstances or conditions which would have a material adverse effect on the general affairs or Condition of the Business.

Article III

REPRESENTATIONS AND WARRANTIES OF TEXAS WYOMING DRILLING, INC.

AND

MARGARET CADENA

TWDL represents, warrants and covenants to DUSA as follows and acknowledges that the Members are relying upon such representations and warranties in connection with the Contemplated Transactions:

SECTION 3.1           Authority Relative to this Agreement. The Board of Directors has authorized the officers of TWDL to execute and deliver each Transaction Document to which it is or, at Closing, will be, a party and to consummate the Contemplated Transactions. Following the affirmative vote of Cadena in her capacity as the holder of 150 shares of TWDL’s Super Preferred Stock in favour of the Contemplated Transactions (effective immediately prior to their transfer hereunder), the execution, delivery and performance by TWDL of each Transaction Document and the consummation of the Contemplated Transactions to which it is or, at Closing, will be, a party no other acts by or on behalf of TWDL are necessary or required to authorize the execution, delivery and performance by TWDL of each Transaction Document and the consummation of the Contemplated Transactions to which it is or, at Closing, will be a party. This Agreement and the other Transaction Documents to which TWDL is a party have been, executed and delivered by TWDL and (assuming the valid execution and delivery thereof by the other parties thereto) constitutes, or will, at the Closing, constitute, as the case may be, the legal, valid and binding agreements of TWDL enforceable against it in accordance with their respective terms, except as such obligations and their enforceability may be limited by applicable Laws affecting the enforcement of shareholders’ or creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity).

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SECTION 3.2           No Conflicts; Consents. The execution, delivery and performance by TWDL of each Transaction Document to which it is a party and the consummation of the Contemplated Transactions to which TWDL is a party does not and will not: (i) violate any provision of the certificate of incorporation or by-laws of TWDL, as the case may be; (ii) other than the filing of current information with OTC Markets and such other forms or schedules, require TWDL to obtain any consent, approval or action of or waiver from, or make any filing with, or give any notice to, any Governmental Body or any other person; (iii) except as set forth in Schedule 3.2, violate, conflict with or result in the breach or default under (with or without the giving of notice or the passage of time), or permit the suspension or termination of, any material Contract to which TWDL is a party or any of them or any of its assets is bound or subject or result in the creation or any Lien upon any assets of TWDL; or (iv) violate any Order or, to TWDL’s knowledge, any Law of any Governmental Body against, or binding upon, TWDL, or upon any of its respective assets or businesses.

SECTION 3.3           Corporate Existence and Power of TWDL. TWDL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

SECTION 3.4           Capitalization.

(a) Pre-Split. The authorized capital stock of TWDL consists of: (i) 1,499,999,750 shares of common stock, $0.001 par value (the "TWDL Common Stock") and 250 shares of super preferred stock that has voting rights per share equal to the quotient of the total number of issued and outstanding shares of common stock divided by 0.99 (the “Super Preferred Stock”). TWDL has approximately 955,199,201 shares of common stock issued and outstanding and 150 shares of Super Preferred Stock outstanding. All of the TWDL Common Stock is, and at Closing will be, duly authorized, duly and validly issued, fully paid and non-assessable, and none were issued in violation of any pre-emptive rights, rights of first refusal or any other contractual or legal restrictions of any kind.

(b)Post-Split. The Company is in the process of effecting a 1:150 reverse stock split, the result of which will result in the aforementioned shares equalling approximately 6,367,995 shares on a post split basis with 1,500,000,000 shares of the Company’s capital stock authorized 1,499,999,750 of which will be designated as Common Stock and 250 remaining as Super Preferred Stock. On a split adjusted basis, the shares of newly issued post-reverse-split Common Stock issuable to the Members will be 440,425,388 shares; or approximately 90% based on a total of 489,361,542 shares issued and outstanding on a post split basis. In addition the Company had previously entered into a settlement agreement that was approved by court order pursuant to Section 3(a)10 of the Securities Act of 1933, as amended (the “3(a)10 Action”). Under the 3(a)10 Action, there remained certain rights vested in several parties to have issued to them, additional shares of the Company’s Common Stock. In order to establish certainty as to the number of shares issued and outstanding, to eliminate certain outstanding obligations of the Company and to make the Company a more attractive merger candidate, the parties to that settlement agreement have transferred certain shares issuable under the 3(a)10 Action to certain other parties in the aggregate amount of 44,042,539 shares. The remainder of the shares issuable under the 3(a)10 Action have been relinquished in each case except for four individuals who had previously breached the terms of their agreement with the Company and therefore the Company placed an administrative stop on any further issuances to the breaching individuals.

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(c) There are no other shares of common stock, preferred stock or securities issuable except as expressly stated in this Section 3.5, nor are there any options, warrants, notes, phantom stock agreements or other rights to receive shares of TWDL’s Common Stock or other securities.

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SECTION 3.5           Disclosure of Information. TWDL has been given the opportunity: (i) to ask questions of, and to receive answers from, persons acting on behalf of DUSA concerning the terms and conditions of the Contemplated Transactions and the business, properties, prospects and financial condition of DUSA; and (ii) to obtain any additional information (to the extent DUSA or the Members possess such information or are able to acquire it without unreasonable effort or expense and without breach of confidentiality obligations) necessary to verify the accuracy of information provided about DUSA.

SECTION 3.6           OTC Filings. On the Closing Date, TWDL will be current in its information requirements with OTC Markets and will take all steps necessary and at its expense to ensure that such information is current on or before Closing Date. As soon as reasonably practical following the Closing Date, TWDL will have taken reasonable steps to file with OTC Markets the statements that may be required to be filed by it disclosing the Contemplated Transactions. As of their respective dates, these reports and statements will not contain any untrue statement of a material fact or omit to state a material fact required to be stated in them or necessary to make the statements in them not misleading, in light of the circumstances under which they are made and these reports and statements will comply in all material respects with all applicable requirements of the Exchange Act and the Securities Act.

SECTION 3.7           Liabilities. Except for its indebtedness to Margaret Cadena and Securities Counsellors, Inc., TWDL does not have any liabilities and as of the date hereof, has not incurred any additional Liabilities. Margaret Cadena and Securities Counsellors, Inc. have agreed to forgive any and all obligations that may be due to them by TWDL and on the Closing Date TWDL will not have any Liabilities outstanding.

SECTION 3.8           Absence of Certain Changes. (a)(a) TWDL has conducted its business in the ordinary course consistent with past practice and except as disclosed on Schedule 3.8 hereto there has not been:

(i)          Any change in any method of accounting or accounting practice by TWDL;

(ii)         Any increase in the compensation, commission, bonus or other direct or indirect remuneration paid, payable or to become payable to any officer, stockholder, director, consultant, agent or employee of TWDL, or any alteration in the benefits payable or provided to any thereof;

(iii)        Any material adverse change in the relationship of TWDL with its employees, customers, suppliers or vendors;

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(iv)        Except for any changes made in the ordinary course of business, any material change in any of TWDL's business policies, including advertising, marketing, selling, pricing, purchasing, personnel, returns or budget policies; and

(v)         Any agreement or arrangement whether written or oral to do any of the foregoing.

SECTION 3.09         Contracts. (a)(a) Schedule 3.10 sets forth an accurate and complete list of all Contracts to which TWDL is a party or by which it or its assets are bound or subject that: (i) cannot be cancelled upon 30 days' notice without the payment or penalty of less than Five Thousand Dollars ($5,000); or (ii) involve aggregate annual future payments by or to any person of more than Five Thousand Dollars ($5,000). True and complete copies of all written Contracts (including all amendments thereto and waivers in respect thereof) and summaries of the material provisions of all oral Contracts so listed have been made available to the Members.

(b)        All Contracts to which TWDL is a party are valid, subsisting, in full force and effect and binding upon TWDL and the other parties thereto, in accordance with their terms, except that no representation or warranty is given as to the enforceability of any oral Contracts. To the best of TWDL’s knowledge and belief, except as set forth on Schedule 3.09, TWDL is not in default (or alleged default) under any such Contract.

SECTION 3.10         Claims and Proceedings. There are no outstanding Orders of any Governmental Body against or involving TWDL, its assets or its business. There are no Claims (whether or not the defence thereof or Liabilities in respect thereof are covered by insurance), pending or, to the best of TWDL's knowledge, threatened on the date hereof, against or involving TWDL, its assets or its business except as are set forth on Schedule 3.10.

SECTION 3.11         Taxes. Except as set forth on Schedule 3.11: (a)(a)

(i)          TWDL has filed or, if not yet due but due before Closing, will timely file all Tax Returns required to be filed by it for all taxable periods ending on or before the date of Closing and all such Tax Returns are or, if not yet filed, will be, upon filing, true, correct and complete in all material respects;

(ii)         TWDL has paid, or if payment is not yet due but due before Closing, will promptly pay when due to each appropriate Tax Authority, all Taxes of TWDL shown as due on the Tax Returns required to be filed by it for all taxable periods ending on or before the date of Closing;

(iii)        the accruals for Taxes currently payable as well as for deferred Taxes shown on the financial statements of TWDL as of the date of the Interim Statements or the date of any financial statements delivered hereunder: (A) adequately provide for all contingent Tax Liabilities of TWDL as of the date thereof; and (B) accurately reflect, as of the date thereof, all unpaid Taxes of TWDL whether or not disputed, in each case as required to be reflected thereon in order for such statements to be in accordance with U.S. GAAP;

(iv)        no extension of time has been requested or granted for TWDL to file any Tax Return that has not yet been filed or to pay any Tax that has not yet been paid and TWDL has not granted a power of attorney that remains outstanding with regard to any Tax matter;

(v)         TWDL has not received notice of a Tax Deficiency and, to TWDL's knowledge, no Tax Deficiency is proposed or threatened;

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(vi)        all Tax Deficiencies have been paid or finally settled and all amounts determined by settlement to be owed have been paid;

(vii)       there are no Tax Liens on or pending against TWDLa or any of the assets, other than those which constitute Permitted Liens;

(viii)      there are no presently outstanding waivers or extensions or requests for a waiver or extension of the time within which a Tax Deficiency may be asserted or assessed;

(ix)         no issue has been raised in any examination, investigation, suit, action, claim or proceeding relating to Taxes which, by application of similar principles to any past, present or future period, would result in a Tax Deficiency for such period;

(x)          there are no pending or threatened Tax Audits of TWDL;

(xi)         TWDL has no deferred intercompany gains or losses that have not been fully taken into income for income Tax purposes;

(xii)        there are no transfer or other taxes (other than income taxes) imposed by any state on TWDL by virtue of the Contemplated Transactions; and

(xiii)       no claim has been made by any Tax Authority that TWDL is subject to Tax in a jurisdiction in which Emporia is not then paying Tax of the type asserted.

Each reference to a provision of the Code in this Section 3.12 shall be treated for state and local Tax purposes as a reference to analogous or similar provisions of state and local law.

(b)        To TWDL’s knowledge, TWDL has collected and remitted to the appropriate Tax Authority all sales and use or similar Taxes required to be collected on or prior to the date of Closing and has been furnished properly completed exemption certificates for all exempt transactions and has no information otherwise or notice of any claim by any government or jurisdiction with regards thereto. TWDL has maintained and has in its possession all records, supporting documents and exemption certificates required by applicable sales and use Tax statutes and regulations to be retained in connection with the collection and remittance of sales and use Taxes for all periods up to and including the date of Closing. With respect to sales made by TWDL prior to the date of Closing for which sales and use Taxes are not yet due as of the date of Closing, all applicable sales and use Taxes payable with respect to such sales will have been collected or billed by TWDL and will be included in the assets of TWDL as of the date of Closing.

SECTION 3.12         Compliance with Laws. TWDL is not in violation of any Orders and to the best of TWDL’s knowledge, belief and information, any Laws of any Governmental Bodies affecting TWDL or TWDL Common Stock.

SECTION 3.13         Environmental Matters. To the best of TWDL’s knowledge, belief and information, TWDL is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law.

SECTION 3.14         Finders Fees. There is no investment banker, broker, finder or other intermediary which has been retained by or is authorized to act on behalf of TWDL who might be entitled to any fee or commission from TWDL in connection with the consummation of the Contemplated Transactions.

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SECTION 3.15       Disclosure. Neither this Agreement, the Schedules hereto, nor any reviewed or unaudited financial statements, documents or certificates furnished or to be furnished to DUSA by or on behalf of TWDL pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. There are no events, transactions or other facts, which, either individually or in the aggregate, may give rise to circumstances or conditions which would have a material adverse effect on the general affairs or business of TWDL.

SECTION 3.16        Authority. Margaret Cadena represents that she is the sole duly elected member of the board of directors and sole officer of TWDL and has full power and authority to enter into this agreement and the Contemplated Transactions.

SECTION 3.17        Ownership of Shares. Margaret Cadena represents that she is the sole owner of 150 shares of TWDL Super Preferred Stock and that such shares have been validly issued, are fully paid, are non-assessable, that she has full power and authority to transfer and convey the same and that there are no other shares of such preferred stock or any other classes or series of preferred stock issued or outstanding.

Article IV

COVENANTS AND AGREEMENTS

The Members covenant to TWDL; and TWDL covenants to the Members that:

SECTION 4.1          Filings and Authorizations. The parties hereto shall cooperate and use their respective best efforts to make, or cause to be made, all registrations, filings, applications and submissions, to give all notices and to obtain all governmental or other third party consents, transfers, approvals, Orders and waivers necessary or desirable for the consummation of the Contemplated Transactions in accordance with the terms of this Agreement including without limitation the preparation of any documents required to be filed with FINRA, OTC Markets or the State of Delaware in connection with the transactions contemplated by this Agreement; and shall furnish copies thereof to each other party prior to such filing and shall not make any such registration, filing, application or submission to which the Shareholders reasonably object in writing. All such filings shall comply in form and content in all material respects with applicable Law. The parties hereto also agree to furnish each other with copies of such filings and any correspondence received from any Governmental Body in connection therewith.

SECTION 4.2           Confidentiality. Each party hereto shall hold in strict confidence, and shall use its best efforts to cause all of its officers, employees, agents and professional counsel and accountants, (collectively, "Representatives") to hold in strict confidence, unless compelled to disclose by judicial or administrative process, or by other requirements of Law, all information concerning any other party which it has obtained from such party prior to, on, or after the date hereof in connection with the Contemplated Transactions, and each party shall not use or disclose to others, or permit the use of or disclosure of, any such information so obtained, and will not release or disclose such information to any other person, except its Representatives who need to know such information in connection with this Agreement and who shall be advised of the provisions of this Section 4.2. The foregoing provision shall not apply to any such information to the extent; (i) known by any party prior to the date such information was provided to such party in connection with the Contemplated Transactions; (ii) made known to such party from a third party not in breach of any confidentiality requirement; or (iii) made public through no fault of such party or any of its Representatives.

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SECTION 4.3          Expenses. The Members, TWDL and DUSA shall bear their respective expenses, in each case, incurred in connection with the preparation, execution and performance of the Transaction Documents and the Contemplated Transactions, including, without limitation, all fees and expenses of their respective Representatives.

SECTION 4.4          Tax Matters. The Members and TWDL shall reasonably cooperate, and shall cause their respective Representatives reasonably to cooperate, in preparing and filing all Tax Returns, including maintaining and making available to each other all records necessary in connection with the preparation and filing of Tax Returns, the payment of Taxes and the resolution of Tax Audits and Tax Deficiencies with respect to all taxable periods. Refunds or credits of Taxes that were paid by DUSA with respect to any periods shall be for the account of DUSA.

SECTION 4.5          Further Assurances. At any time and from time to time after the date of Closing, upon the reasonable request of any party hereto, the other party(ies), shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged or delivered, all such further documents, instruments or assurances, as may be necessary, desirable or proper to carry out the intent and accomplish the purposes of this Agreement.

SECTION 4.6          Restricted Securities. The parties acknowledge and agree that the Transferred Membership Interests being issued or transferred pursuant to the Contemplated Transactions are being issued or transferred pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and constitute "restricted securities" within the meaning of the Securities Act. Such securities may not be transferred absent compliance with the provisions of the Securities Act, other applicable Laws, and all stock certificates evidencing such securities shall bear a legend to such effect and to the effect that such shares are subject to the terms and provisions of this Agreement.

SECTION 4.7          Due Diligence. Prior to the Closing Date The parties agree that each of them shall be entitled, through its Representatives, to make such investigation of the properties, businesses and operations of each other party, and such examination of the books, records and financial condition of the other parties, as such party reasonably deems necessary. Any such investigation and examination shall be conducted at reasonable times, under reasonable circumstances and upon reasonable notice. No investigation by a party shall diminish or obviate any of the representations, warranties, covenants or agreements of the other parties contained in this Agreement.

SECTION 4.8          Reverse Split. TWDL agrees that it will, at its expense, complete the 1:150 reverse stock split and will file any and all documents necessary with FINRA and the State of Delaware to effect the same.

SECTION 4.9          Provide Documents. TWDL agrees to provide any and all documents necessary to allow the Company’s new management to effect corporate actions with FINRA, specifically a name and symbol change. Further, DUSA and its Members intend to “up – list” to NASDAQ or the NYSE and as part of that process, will need to have complete copies of the minute book of TWDL containing all shareholder actions and board minutes, bylaws, committee charters, board minutes and consents and will need to have a PCAOB audit conducted for the two previous years of TWDL’s operations, Margaret Cadena agrees that she will provide any and all accounting records and necessary and will fully cooperate with the auditors in their audit of the Company’s financial statements.

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4.10         Spin-Off of Existing Business. On the Closing Date, the existing business of TWDL will be spun off into a new entity or existing subsidiary of TWDL and none of the remaining assets or liabilities will remain with TWDL.

Article V

CONDITIONS TO CLOSING

SECTION 5.1         Conditions to the Obligations of the Parties. The obligations of the Parties to consummate the Contemplated Transactions are subject to the satisfaction of the following conditions:

(a)          No Injunction. No provision of any applicable Law and no Order shall prohibit the consummation of the Contemplated Transactions.

(b)          No Proceedings or Litigation. No Claim instituted by any person (other than pursuant to this Agreement) shall have been commenced or pending against DUSA, TWDL or the Members or any of their respective Affiliates, officers or directors, which Claim seeks to restrain, prevent, change or delay in any respect the Contemplated Transactions or seeks to challenge any of the terms or provisions of this Agreement or seeks damages in connection with any of such transactions.

SECTION 5.2         Conditions to the Obligations of the Shareholders. The obligations of the Members hereunder to consummate the Contemplated Transactions are subject, at the option of the Members, to the fulfilment prior to or at the Closing of each of the following further conditions:

(a)          Performance. TWDL shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date.

(b)          Representations and Warranties. The representations and warranties of TWDL contained in this Agreement and in any certificate or other writing delivered by TWDL pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time (except for those representations and warranties made as of a specific date which shall be true in all material respects as of the date made).

(c)          No Material Adverse Change. From the date hereof through the Closing, there shall not have occurred any event or condition that has had or could have a material adverse effect on TWDL.

(d)         Documentation. There shall have been delivered to DUSA the following:

(i)          a certificate, dated the Closing Date, of the Chairman of the Board and the President of TWDL confirming the matters set forth in Section 5.2(a) (b) and (c) hereof;

(ii)         the stock certificates in the names of the Members and in the amounts of TWDL Common Stock as set forth on Exhibit A attached hereto; and

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(iii)        resolutions adopted by the board of directors of TWDL authorizing the transactions contemplated hereby, certified by the Secretary of TWDL.

(iv)        a resolution adopted by Margaret Cadena appointing Michael Bannon and Dennis Antoneles to fill the vacancies on the board of directors of TWDL

(v)        a letter of resignation of Margaret Cadena, resigning all positions she holds with TWDL

(vi)       the elections and appointments of and resignations of each of the prior officers and directors of TWDL.

(vii)      each of the documents submitted to FINRA to effect the reverse stock split referred to herein

(viii)      a consent to be filed with the transfer agent granting Peder K. Davisson access to the Company’s transfer records with full power and authority to instruct the transfer agent with respect to cancelations and issuances of TWDL’s shares.

SECTION 5.3          Conditions to the Obligations of TWDL. All obligations of TWDL to consummate the Contemplated Transactions hereunder are subject, at the option of TWDL, to the fulfilment or waiver prior to or at the Closing of each of the following further conditions:

(a)          Performance. The Members and DUSA shall have performed and complied in all material respects with all agreements, obligations and covenants required by this Agreement to be performed or complied with by them at or prior to the Closing Date.

(b)          Representations and Warranties. The representations and warranties of the Members and DUSA, contained in this Agreement and in any certificate or other writing delivered by the Members and DUSA pursuant hereto shall be true in all material respects at and as of the Closing Date as if made at and as of such time (except for those representations and warranties made as of a specific date which shall be true in all material respects as of the date made).

(c)          No Material Adverse Change. From the date hereof through the Closing, there shall not have occurred any event or condition that has had or could have a material adverse effect on DUSA.

(d)          Documentation. There shall have been delivered to TWDL the following:

(i)           A certificate, dated the Closing Date, of the Chairman of the Board, the President or Chief Financial Officer of DUSA confirming the matters set forth in Section 5.3(a) (b) and (c) hereof;

(ii)          A certificate, dated the Closing Date, of the Secretary of DUSA and the Members certifying, among other things, that attached or appended to such certificate: (i) is a true and correct copy of DUSA’s articles of organization and all amendments thereto; and (ii) is a true and correct copy of DUSA's operating agreement;

(iii)         resolutions adopted by the Members authorizing the transactions contemplated hereby, certified by the Secretary of DUSA; and

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(iv)        Transferred Membership Interest Certificate representing the Transferred Membership Interests duly endorsed in blank or accompanied by stock powers duly endorsed in blank and in suitable form for transfer to TWDL by delivery.

Article VI

INDEMNIFICATION

SECTION 6.1          Survival of Representations, Warranties and Covenants. (a) Notwithstanding any right of TWDL fully to investigate the affairs of DUSA and the rights of the Members to fully investigate the affairs of TWDL, and notwithstanding any knowledge of facts determined or determinable by the Members, TWDL, or DUSA, pursuant to such investigation or right of investigation, the Members and TWDL have the right to rely fully upon the representations, warranties, covenants and agreements of DUSA, the Members and TWDL respectively, contained in this Agreement, or listed or disclosed on any Schedule hereto or in any instrument delivered in connection with or pursuant to any of the foregoing. All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder. Notwithstanding the foregoing, all representations and warranties of the Members, DUSA and TWDL respectively, contained in this Agreement, on any Schedule hereto or in any instrument delivered in connection with or pursuant to this Agreement shall terminate and expire twenty four (24) months after the date of Closing; provided, however, that the liability of the Members and TWDL shall not terminate as to any specific claim or claims of the type referred to in Section 6.3 hereof, whether or not fixed as to Liability or liquidated as to amount, with respect to which the Members and/or TWDL has been given specific notice on or prior to the date on which such Liability would otherwise terminate pursuant to the terms of this Section 6.1(b), or which arise or result from or are related to a Claim for fraud.

SECTION 6.2          Obligation of the Members to Indemnify. The Members agree to indemnify, defend and hold harmless TWDL (and their respective directors, officers, employees, Affiliates, successors and assigns) from and against all Claims, losses, Liabilities, Regulatory Actions, damages, deficiencies, judgments, settlements, costs of investigation or other expenses (including Taxes, interest, penalties and reasonable attorneys' fees and fees of other experts and disbursements and expenses incurred in enforcing this indemnification) (collectively, the "Losses") suffered or incurred by TWDL, or any of the foregoing persons arising out of any breach of the representations and warranties of the Members contained in this Agreement, or of the covenants and agreements contained in this Agreement or in the Schedules or any other Transaction Document.

SECTION 6.3          Obligation of TWDL and Cadena to Indemnify. TWDL and Cadena jointly and severally agree to indemnify, defend and hold harmless the Members (and any heirs, successor or assignee thereof) from and against any Losses suffered or incurred by the Members or any of the foregoing persons arising out of any breach of the representations and warranties of TWDL or Cadena, or of the covenants and agreements of TWDL or Cadena contained in this Agreement or in the Schedules or any other Transaction Document.

SECTION 6.4          Notice and Opportunity to Defend Third Party Claims. (a)(a) Within ten (10) days following receipt by any party hereto (the "Indemnitee") of notice of any demand, claim, circumstance or Tax Audit which would or might give rise to a claim, or the commencement (or threatened commencement) of any action, proceeding or investigation that may result in a Loss (an "Asserted Liability"), the Indemnitee shall give notice thereof (the "Claims Notice") to the party or parties obligated to provide indemnification pursuant to Sections 6.2, or 6.3 (collectively, the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail and shall indicate the amount (estimated, if necessary, and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

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(b)          The Indemnifying Party may elect to defend, at its own expense and with its own counsel, any Asserted Liability unless: (i) the Asserted Liability includes a Claim seeking an Order for injunction or other equitable or declaratory relief against the Indemnitee, in which case the Indemnitee may at its own cost and expense and at its option defend the portion of the Asserted Liability seeking equitable or declaratory relief against the Indemnitee, or (ii) the Indemnitee shall have reasonably, and in good faith, after consultation with the Indemnifying Party, concluded that: (x) there is a conflict of interest between the Indemnitee and the Indemnifying Party which could prevent or negatively influence the Indemnifying Party from impartially or adequately conducting such defence; or (y) the Indemnitee shall have one or more defences not available to the Indemnifying Party but only to the extent such defence cannot legally be asserted by the Indemnifying Party on behalf of the Indemnitee. If the Indemnifying Party elects to defend such Asserted Liability, it shall within ten (10) days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the defence of such Asserted Liability. If the Indemnifying Party elects not to defend the Asserted Liability, is not permitted to defend the Asserted Liability by reason of the first sentence of this Section 6.4(b), fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement with respect to such Asserted Liability, the Indemnitee may pay, compromise or defend such Asserted Liability at the sole cost and expense of the Indemnifying Party. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the reasonable written objection of the other, provided that the Indemnitee may settle or compromise any claim as to which the Indemnifying Party has failed to notify the Indemnitee of its election under this Section 6.4(b) or as to which the Indemnifying Party is contesting its indemnification obligations hereunder. If the Indemnifying Party desires to accept a reasonable, final and complete settlement of an Asserted Liability so that such Indemnitee’s Loss is paid in full and the Indemnitee refuses to consent to such settlement, then the Indemnifying Party’s liability to the Indemnitee shall be limited to the amount offered in the settlement. The Indemnifying Party will exercise good faith in accepting any reasonable, final and complete settlement of an Asserted Liability. In the event the Indemnifying Party elects to defend any Asserted Liability, the Indemnitee may participate, at its own expense, in the defence of such Asserted Liability. In the event the Indemnifying Party is not permitted by the Indemnitee to defend the Asserted Liability, it may nevertheless participate at its own expense in the defence of such Asserted Liability. If the Indemnifying Party chooses to defend any Asserted Liability, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defence. Any Losses of any Indemnitee for which an Indemnifying Party is liable for indemnification hereunder shall be paid upon written demand therefor.

SECTION 6.5           Limits on Indemnification. (a)(a) Notwithstanding the foregoing or the limitations set forth in Section 6.5(b) below, in the event such Losses arise out of any fraud related matter on the part of any Indemnifying Party, then such Indemnifying Party shall be obligated to indemnify the Indemnitee in respect of all such Losses.

(b)          The Members shall not be liable to indemnify TWDL pursuant to Section 6.2 above and TWDL shall not be liable to indemnify the Members pursuant to Section 6.3 above with respect to special, consequential or punitive damages; or in respect of any individual Loss of less than $2,000.

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SECTION 6.6           Exclusive Remedy. The parties agree that the indemnification provisions of this Article VI shall constitute the sole or exclusive remedy of any party in seeking damages or other monetary relief with respect to this Agreement and the Contemplated Transactions, provided that, nothing herein shall be construed to limit the right of any party to seek: (i) injunctive relief for a breach of this Agreement; (ii) legal or equitable relief for a Claim for fraud; or (iii) indemnity under the bylaws of TWDL if they are or have been a director or officer of TWDL.

Article VII

SPECIFIC PERFORMANCE; TERMINATION

SECTION 7.1           Specific Performance.

(a) The Members acknowledge and agree that, if they fail to proceed with the Closing in any circumstance other than those described in clauses (a), (b), (c) or (d) of Section 7.2 below, TWDL will not have adequate remedies at law with respect to such breach. In such event, and in addition to each party's right to terminate this Agreement, each party shall be entitled, without the necessity or obligation of posting a bond or other security, to seek injunctive relief, by commencing a suit in equity to obtain specific performance of the obligations under this Agreement or to sue for damages, in each case, without first terminating this Agreement. The Managers of DUSA specifically affirm the appropriateness of such injunctive, other equitable relief or damages in any such action.

(b) TWDL acknowledges and agrees that, if it fails to proceed with the Closing in any circumstance other than those described in clauses (a), (b), (c) or (d) of Section 7.2 below, DUSA and its Members will not have adequate remedies at law with respect to such breach. In such event, and in addition to each party's right to terminate this Agreement, each party shall be entitled, without the necessity or obligation of posting a bond or other security, to seek injunctive relief, by commencing a suit in equity to obtain specific performance of the obligations under this Agreement or to sue for damages, in each case, without first terminating this Agreement. The board of directors of TWDL specifically affirms the appropriateness of such injunctive, other equitable relief or damages in any such action.

SECTION 7.2           Termination. This Agreement may be terminated and the Contemplated Transactions may be abandoned at any time prior to the Closing:

(a)          By mutual written consent of the Members and TWDL;

(b)          By the Members if: (i) there has been a material misrepresentation or material breach of warranty on the part of TWDL or Cadena in the representations and warranties contained herein and such misrepresentation or breach of warranty, if curable, is not cured within ninety days after written notice thereof from the Members; (ii) TWDL has committed a breach of any covenant imposed upon it hereunder and fails to cure such breach within thirty days after written notice thereof from the Members; or (iii) any condition to the Members’ obligations under Article V becomes incapable of fulfilment through no fault of the Members and is not waived by DUSA;

(c)          By TWDL, if: (i) there has been a misrepresentation or breach of warranty on the part of the Members in the representations and warranties contained herein and such misrepresentation or breach of warranty, if curable, is not cured within thirty days after written notice thereof from TWDL; (ii) the Members have committed a breach of any covenant imposed upon them hereunder and fail to cure such breach within thirty days after written notice thereof from TWDL; or (iii) any condition to TWDL’s obligations under Article V becomes incapable of fulfilment through no fault of TWDL and is not waived by the Members.

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SECTION 7.3           Effect of Termination; Right to Proceed. Subject to the provisions of Section 7.1 hereof, in the event that this Agreement shall be terminated pursuant to Section 7.2, all further obligations of the parties under this Agreement shall terminate without further liability of any party hereunder except that: (i) the agreements contained in Section 4.2 shall survive the termination hereof; and (ii) termination shall not preclude any party from seeking relief against any other party for breach of Section 4.2. In the event that a condition precedent to its obligation is not met, nothing contained herein shall be deemed to require any party to terminate this Agreement, rather than to waive such condition precedent and proceed with the Contemplated Transactions.

Article VIII

MISCELLANEOUS

SECTION 8.1           Notices. (a) Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally by hand or by recognized overnight courier, or mailed (by registered or certified mail, postage prepaid return receipt requested) as follows:

If to Texas Wyoming Drilling, Inc.

Or Margaret Cadena, one copy to:

1000 N Greenvalley Parkway, Suite 440-517

Las Vegas, NV 89147

If to Drone USA, Inc.

Or the Members, one copy to:

Michael Bannon

140 Broadway, Suite 4614

New York, NY 10005

(b)          Each such notice or other communication shall be effective when delivered at the address specified in Section 8.1(a). Any party by notice given in accordance with this Section 8.1 to the other parties may designate another address or person for receipt of notices hereunder. Notices by a party may be given by counsel to such party.

SECTION 8.2           Entire Agreement. This Agreement (including the Schedules and Exhibits hereto) and the collateral agreements executed in connection with the consummation of the Contemplated Transactions contain the entire agreement among the parties with respect to the subject matter hereof and related transactions and supersede all prior agreements, written or oral, with respect thereto.

SECTION 8.3           Waivers and Amendments; Non-Contractual Remedies; Preservation of Remedies. This Agreement may be amended, superseded, cancelled, renewed or extended only by a written instrument signed by the Members and TWDL. The provisions hereof may be waived in writing by the Members and TWDL, as the case may be. Any such waiver shall be effective only to the extent specifically set forth in such writing. No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof. Nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any other or further exercise thereof or the exercise of any other such right, power or privilege. Except as otherwise provided herein, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

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SECTION 8.4          Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State without regard to the conflict of laws rules thereof.

SECTION 8.5         Consent to Jurisdiction. Each of the parties hereto irrevocably and voluntarily submits to personal jurisdiction in the State of Minnesota and in the Federal courts in such state in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of such action or proceeding may be heard and determined in any such court. If for any reason the Federal courts in such state will not entertain such action or proceeding, then the parties hereto irrevocably and voluntarily submit to personal jurisdiction in the state courts located in the State of Minnesota in any action or proceeding arising out of or relating to this Agreement and agree that all claims in respect of any action or proceeding may be heard and determined in any such court. Each of the parties further consents and agrees that such party may be served with process in the same manner as a notice may be given under Section 8.1. The parties hereto agree that any action or proceeding instituted by any of them against any other party with respect to this Agreement will be instituted exclusively in the United States District Court located within the State of Minnesota, or alternatively, in the State courts located therein. Each party irrevocably and unconditionally waive and agree not to plead, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue or the convenience of the forum of any action or proceeding with respect to this Agreement in any such courts.

SECTION 8.6          Binding Effect; No Assignment. This Agreement and all of its provisions, rights and obligations shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs and legal representatives. This Agreement may not be assigned (including by operation of Law) by any party hereto without the express written consent of the other party and any purported assignment, unless so consented to, shall be void and without effect.

SECTION 8.7          Exhibits. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

SECTION 8.8         Severability. If any provision of this Agreement for any reason shall be held to be illegal, invalid or unenforceable, such illegality shall not affect any other provision of this Agreement, this Agreement shall be amended so as to enforce the illegal, invalid or unenforceable provision to the maximum extent permitted by applicable law, and the parties shall cooperate in good faith to further modify this Agreement so as to preserve to the maximum extent possible the intended benefits to be received by the parties.

SECTION 8.9          Counterparts. The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

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SECTION 8.10       Third Parties. Except as specifically set forth or referred to herein, nothing herein express or implied is intended or shall be construed to confer upon or give to any person other than the parties hereto and their permitted heirs, successors, assigns and legal representatives, any rights or remedies under or by reason of this Agreement or the Contemplated Transactions.

Article IX

DEFINITIONS

SECTION 9.1          Definitions. The following terms, as used herein, have the following meanings:

"Affiliate" of any person means any other person directly or indirectly through one or more intermediary persons, controlling, controlled by or under common control with such person.

"Agreement" or "this Agreement" shall mean, and the words "herein", "hereof" and "hereunder" and words of similar import shall refer to, this agreement as it from time to time may be amended.

"Assets" shall mean all cash, instruments, properties, rights, interests and assets of every kind, real, personal or mixed, tangible and intangible, used or usable in the Business.

The term "audit" or "audited" when used in regard to financial statements shall mean an examination of the financial statements by a firm of independent certified public accountants in accordance with generally accepted auditing standards for the purpose of expressing an opinion thereon.

"Business" shall mean the ownership and operation of the business of the party referred to.

"Condition of the Business" shall mean the financial condition, prospects or the results of operations of the Business, the Assets of the party referred to.

"Contract" shall mean any contract, agreement, indenture, note, bond, lease, conditional sale contract, mortgage, license, franchise, instrument, commitment or other binding arrangement, whether written or oral.

“Control” with respect to any person, shall mean the power to direct the management and policies of such person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons by or through stock ownership, agency or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

"GAAP" shall mean generally accepted accounting principles in effect on the date hereof (or, in the case of any opinion rendered in connection with an audit, as of the date of the opinion) in the subject jurisdiction.

"Governmental Bodies" shall mean any government, municipality or political subdivision thereof, whether federal, state, local or foreign, or any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or any court, arbitrator, administrative tribunal or public utility.

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The term "knowledge" with respect to: (a) any individual shall mean actual knowledge of such individual; and (b) any corporation shall mean the actual knowledge of the directors and executive officers of such corporation; and "knows" has a correlative meaning. The terms "any Shareholder's knowledge," and "Shareholder's knowledge," including any correlative meanings, shall mean the knowledge of any Shareholder.

"Laws" shall mean any law, statute, code, ordinance, rule, regulation or other requirement of any Governmental Bodies.

"Liability" shall mean any direct or indirect indebtedness, liability, assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letters of credit, performance credits or with respect to insurance loss accruals).

"Lien" shall mean any mortgage, lien (including mechanics, warehousemen, labourers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect, covenant, restriction, easement or encumbrance of any kind.

The term "person" shall mean an individual, corporation, partnership, joint venture, limited liability company, association, trust, unincorporated organization or other entity, including a government or political subdivision or an agency or instrumentality thereof.

"Receivables" shall mean as of any date any trade accounts receivable, notes receivable, sales representative advances and other miscellaneous receivables of Intent21.

"SEC" means the United States Securities and Exchange Commission.

"SEC Documents" means all forms, notices, reports, schedules, statements, and other documents filed by Emporia with the SEC within the three years from the Effective Time, whether or not constituting a "filed" document, and includes all proxy statements, registration statements, amendments to registration statements, periodic reports on Forms 10-KSB, 10-QSB, and 8-K, and annual and quarterly reports to shareholders.

"Tax" (including, with correlative meaning, the terms "Taxes" and "Taxable") shall mean: (i)(A) any net income, gross income, gross receipts, sales, use, ad valorem, transfer, transfer gains, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, rent, recording, occupation, premium, real or personal property, intangibles, environmental or windfall profits tax, alternative or add-on minimum tax, customs duty or other tax, fee, duty, levy, impost, assessment or charge of any kind whatsoever (including but not limited to taxes assessed to real property and water and sewer rents relating thereto), together with; (B) any interest and any penalty, addition to tax or additional amount imposed by any Governmental Body (domestic or foreign) (a "Tax Authority") responsible for the imposition of any such tax and interest on such penalties, additions to tax, fines or additional amounts, in each case, with respect to any party hereto, the Business or the Assets (or the transfer thereof); (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of a party hereto being a member of an affiliated or combined group with any other person at any time on or prior to the date of Closing; and (iii) any liability of a party hereto for the payment of any amounts of the type described in the immediately preceding clause (i) as a result of a contractual obligation to indemnify any other person.

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"Tax Return" shall mean any return or report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be supplied to any Tax Authority.

"Transaction Documents" shall mean, collectively, this Agreement, and each of the other agreements and instruments to be executed and delivered by all or some of the parties hereto in connection with the consummation of the transactions contemplated hereby.

SECTION 9.2         Interpretation. Unless the context otherwise requires, the terms defined in this Agreement shall be applicable to both the singular and plural forms of any of the terms defined herein. All accounting terms defined in this Agreement, and those accounting terms used in this Agreement except as otherwise expressly provided herein, shall have the meanings customarily given thereto in accordance with GAAP as of the date of the item in question. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The use of the neuter gender herein shall be deemed to include the masculine and feminine genders wherever necessary or appropriate, the use of the masculine gender shall be deemed to include the neuter and feminine genders and the use of the feminine gender shall be deemed to include the neuter and masculine genders wherever necessary or appropriate. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

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[Signature Page to Equity Exchange Agreement by and Among Texas Wyoming Drilling, Inc. Drone USA, LLC and the Members of Drone USA, LLC]

IN WITNESS WHEREOF, the undersigned have executed this Equity Exchange Agreement as of the date set forth above.

TEXAS WYOMING DRILLING, INC.

By:	/s/ Margaret Cadena
Margaret Cadena
Chief Executive Officer and President

DRONE USA, LLC

By:	/s/ Michael Bannon
Michael Bannon
Chief Executive Officer and Managing Member

SOLE MEMBER:

/s/ Michael Bannon
Michael Bannon
Amount of Membership Interests of Drone USA, LLC owned: 100%

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